Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media to Acquire Four Daily Newspapers from Gannett

Fairport, New York. April 12, 2007—GateHouse Media, Inc. (NYSE: GHS) announced today that it has signed a definitive asset purchase agreement to acquire four daily newspapers from Gannett Co., Inc. for a purchase price of $410 million. The transaction is expected to close before the end of April and is subject to regulatory approval and customary closing conditions. GateHouse intends to finance the acquisition with a combination of common equity and debt.

The four publications are: the Norwich (CT) Bulletin; the Rockford (IL) Register Star; the Observer-Dispatch in Utica, NY; and The Herald-Dispatch in Huntington, WV. The total combined daily and Sunday circulation of these papers is approximately 160,000 and 187,000, respectively.

“We are pleased that we continue to find attractive local media investment opportunities and we anticipate that this acquisition will be immediately accretive to free cash flow per share,” said Mike Reed, Chief Executive Officer of GateHouse. “We are excited to welcome these newspapers and their employees into the GateHouse family. They have been providing highly respected local news products in their communities, and we look forward to continuing that tradition.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 84 daily publications. GateHouse Media currently serves local audiences of more than 9 million per week across 19 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to the Company’s growth and potential and ability to timely meet the conditions necessary to close this transaction. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631

set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, our ability to find suitably priced acquisitions, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including but not limited to its Annual Report on Form 10-K filed with the SEC on March 13, 2007 under Commission File Number 001-33091. When considering forward- looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park

Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631